UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 4, 2016

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    OTHER EVENTS.

On January 4, 2016, Taubman Centers, Inc. (Taubman) issued a press release announcing an agreement to purchase Country Club Plaza from Highwoods Properties, Inc. (Highwoods) with The Macerich Company (Macerich). Country Club Plaza is a mixed-use retail and office property located in Kansas City, Missouri. A joint venture in which Taubman and Macerich each have a 50% ownership interest has entered into an agreement to acquire Country Club Plaza from Highwoods. The purchase price for the property is $660 million cash, excluding transaction costs. Concurrent with or shortly after closing, a long-term, fixed-rate loan for 50-60% of the purchase price is expected to be placed on the asset.

The transaction has been approved by the Board of Directors of Taubman and Macerich . It is subject to usual and customary closing conditions and is expected to close in the first quarter of 2016.

A copy of the press release is attached as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

99	Press Release, dated January 4, 2016, entitled “Taubman and Macerich To Acquire Country Club Plaza."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2016	TAUBMAN CENTERS, INC.

	By:	/s/ Chris B. Heaphy
Chris B. Heaphy
Assistant Secretary

EXHIBIT INDEX

Exhibit	Description

99	Press Release, dated January 4, 2016, entitled “Taubman and Macerich To Acquire Country Club Plaza."